Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	July 24, 2007
Vice President & Treasurer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended June 30, 2007, net income was $8.0 million, or $.67 per diluted share, as compared to $6.9 million, or $.58 per diluted share, during the same quarter in the prior year. Net income from continuing operations during the second quarter of 2007 was $5.6 million, or $.47 per diluted share, as compared to $6.8 million, or $.57 per diluted share, during the comparable prior year quarter. Favorably impacting net income during the quarter ended June 30, 2007 was a gain of $2.3 million, or $.19 per diluted share, realized on the previously disclosed sale of a medical office building. In addition, included in net income and income from continuing operations during the second quarter of 2007 was the recognition of a gain of $939,000, or $.08 per diluted share, related to the previously announced Chalmette Medical Center (“Chalmette”) asset exchange and substitution transaction dated July 21, 2006. Favorably impacting net income and income from continuing operations during the quarter ended June 30, 2006 was a previously deferred gain on the sale of real property by an unconsolidated limited liability company (“LLC”) of $1.9 million, or $.16 per diluted share.

Funds from operations (“FFO”) were $7.4 million and FFO per diluted share were $.63 during each of the three months ended June 30, 2007 and June 30, 2006. The second quarter dividend of $.575 per share was paid on June 29, 2007.

For the six month period ended June 30, 2007, net income was $13.8 million, or $1.16 per diluted share, as compared to $11.8 million, or $1.00 per diluted share, during the prior year six month period. Net income from continuing operations during the six month period ended June 30, 2007 was $11.3 million, or $.95 per diluted share, as compared to $11.7 million, or $.98 per diluted share, during the comparable prior year six month period. Included in net income during the six month period ended June 30, 2007 was a gain of $2.3 million, or $.19 per diluted share, realized on the sale of a medical office building. Also included in net income and income from continuing operations during the first six months of 2007 was a gain of $252,000, or $.02 per diluted share, resulting from the sale of real property by an unconsolidated LLC and a gain of $1.7 million, or $.15 per diluted share, related to the recovery of replacement costs of real estate assets at Chalmette. Included in net income and income from continuing operations during the six month period ended June 30, 2006 was a gain on the sale of real property by a LLC of $1.9 million, or $.16 per diluted share.

FFO were $14.8 million, or $1.25 per diluted share, during the six month period ended June 30, 2007 as compared to $14.8 million, or $1.24 per diluted share, during the prior year six month period.

At June 30, 2007, our shareholders’ equity was $165.2 million and our liabilities for borrowed funds were $20.9 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $12.6 million.

During the fourth quarter of 2006, as a result of the expiration of master lease agreements between subsidiaries of UHS and two LLCs in which we own non-controlling ownership interests of 95% and 99%, we began recording the financial results of these LLCs on an unconsolidated basis. For comparative purposes, during the three months ended June 30, 2006, these entities generated, on a combined basis, approximately $1.2 million of revenue, $220,000 of depreciation and amortization expense, $452,000 of other operating expenses and $227,000 of interest expense. During the six month period ending June 30, 2006, these entities generated, on a combined basis, approximately $2.4 million of revenue, $439,000 of depreciation and amortization expense, $917,000 of other operating expenses and $454,000 of interest expense. There was no impact on our net income or income from continuing operations as a result of recording these LLCs on an unconsolidated basis.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-three real estate investments in fourteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2007 and 2006

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Base rental—UHS facilities	$3,053	$3,094	$6,115	$6,186
Base rental—Non-related parties	2,374	2,964	4,709	5,895
Bonus rental—UHS facilities	1,035	1,104	2,072	2,255
Tenant reimbursements and other—Non-related parties	564	880	1,149	1,764
Tenant reimbursements and other—UHS facilities	53	94	77	197

	7,079	8,136	14,122	16,297

Expenses:
Depreciation and amortization	1,254	1,341	2,509	2,675
Advisory fees to UHS	356	355	707	702
Other operating expenses	1,075	1,536	2,216	3,155

	2,685	3,232	5,432	6,532

Income before equity in income of unconsolidated limited liability companies (“LLCs”), replacement property recovered from UHS (Chamlette), gain on sale of real property and interest expense	4,394	4,904	8,690	9,765
Equity in income of unconsolidated LLCs (including recognition of gain on sale of real property of $252 during the six months ended June 30, 2007 and a previously deferred gain of $1,860 on sale of our interest in an unconsolidated LLC for the three and six months ended June 30, 2006)	701	2,540	1,648	3,265
Replacement property recovered from UHS—Chalmette	939	—	1,728	—
Interest expense	(428)	(630)	(795)	(1,356)

Income from continuing operations	5,606	6,814	11,271	11,674
Income from discontinued operations, net (including gain on sale of real property of $2,270 during the three and six months ending June 30, 2007)	2,365	78	2,511	166

Net income	$7,971	$6,892	$13,782	$11,840

Basic earnings per share:
From continuing operations	$0.48	$0.57	$0.96	$0.99
From discontinued operations	$0.20	$0.01	$0.21	$0.02

Total basic earnings per share	$0.68	$0.58	$1.17	$1.01

Diluted earnings per share:
From continuing operations	$0.47	$0.57	$0.95	$0.98
From discontinued operations	$0.20	$0.01	$0.21	$0.02

Total diluted earnings per share	$0.67	$0.58	$1.16	$1.00

Weighted average number of shares outstanding—Basic	11,807	11,782	11,800	11,780
Weighted average number of share equivalents	38	79	75	79

Weighted average number of shares and equivalents outstanding—Diluted	11,845	11,861	11,875	11,859

Calculation of Funds From Operations (“FFO”):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income	$7,971	$6,892	$13,782	$11,840

Plus: Depreciation and amortization expense:
Consolidated investments	1,215	1,318	2,490	2,630
Unconsolidated affiliates	1,440	1,066	2,790	2,092
Discontinued operations	—	31	—	62
Less: Gain on sale of real property—discontinued operations	(2,270)	—	(2,270)	—
Gain on LLC’s sale of real property	—	—	(252)	—
Gain on asset exchange and substitution agreement with UHS—Chalmette	(939)	—	(1,728)	—
Previously deferred gain on sale of our interest in an unconsolidated LLC	—	(1,860)	—	(1,860)

Funds from operations (FFO)	$7,417	$7,447	$14,812	$14,764

Funds from operations (FFO) per share—Basic	$0.63	$0.63	$1.26	$1.25

Funds from operations (FFO) per share—Diluted	$0.63	$0.63	$1.25	$1.24

Dividend paid per share	$0.575	$0.565	$1.145	$1.125

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30, 2007	December 31, 2006
Assets:
Real Estate Investments:
Buildings and improvements	$166,895	$171,761
Accumulated depreciation	(57,987)	(56,935)

	108,908	114,826
Land	18,244	19,317
Construction in progress	10,947	9,220

Net Real Estate Investments	138,099	143,363

Investments in and advances to limited liability companies (“LLCs”)	46,925	47,223

Other Assets:
Cash and cash equivalents	845	798
Bonus rent receivable from UHS	1,035	1,025
Rent receivable—other	699	814
Deferred charges and other assets, net	1,292	916

Total Assets	$188,895	$194,139

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$8,300	$13,600
Mortgage note payable, non-recourse to us	3,783	3,849
Mortgage notes payable of consolidated LLCs, non-recourse to us	8,790	8,888
Accrued interest	72	84
Accrued expenses and other liabilities	2,072	2,857
Tenant reserves, escrows, deposits and prepaid rents	560	595

Total Liabilities	23,577	29,873

Minority interests	79	69

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2007—11,834,805; 2006—11,791,950	118	118
Capital in excess of par value	188,309	187,524
Cumulative net income	318,656	304,874
Cumulative dividends	(341,844)	(328,319)

Total Shareholders’ Equity	165,239	164,197

Total Liabilities and Shareholders’ Equity	$188,895	$194,139